Exhibit 99.1

News Release
For Immediate Release: April 10, 2014

H&R Block Reaches Definitive Agreement to Divest its Bank

•	H&R Block Bank to sell certain assets and liabilities to BofI Federal Bank (“BofI”)

•	Transaction subject to regulatory approvals

•
Net, ongoing financial impact of transaction expected to dilute H&R Block earnings by approximately $0.07 to $0.09 per share annually beginning in fiscal 2015, based on current fully diluted shares outstanding

KANSAS CITY, Mo. - H&R Block, Inc. (NYSE: HRB), the world’s largest consumer tax services provider, today announced that H&R Block Bank has entered into a definitive purchase and assumption agreement with BofI Federal Bank (“BofI”) to sell certain assets and transfer certain liabilities to BofI. The agreement is subject to regulatory approvals and other customary closing conditions. In addition, the parties have agreed to terms of a program management agreement under which BofI will act as the bank for H&R Block-branded financial services products: Emerald Prepaid MasterCard®, Refund Transfers and Emerald Advance® lines of credit through H&R Block’s retail and digital channels.  The program management agreement will be entered into upon closing of the definitive purchase and assumption agreement.

“We’re very pleased to reach a definitive agreement with BofI that enables us to exit our bank while continuing to offer best-in-class financial services products to our clients,” said Bill Cobb, H&R Block’s president and chief executive officer. “This is an important step in ceasing to be regulated as a savings and loan holding company, which we believe is in the best strategic interests of our company and our shareholders.”

Both H&R Block Bank and BofI are in the process of applying for required regulatory approvals with their respective regulators. Following the fulfillment of all closing conditions, including receipt of required regulatory approvals, H&R Block Bank will complete the transaction, merge with and into its parent, Block Financial LLC, and surrender its bank charter. Subject to meeting the aforementioned conditions, including the receipt of required regulatory approvals, H&R Block continues to expect that the closing will occur in time for next tax season.
H&R Block expects the net, ongoing annual financial impact of the program management agreement to be dilutive by approximately $0.07 to $0.09 per share beginning in fiscal 2015, based on current fully diluted shares outstanding. Results will vary based upon the volume of financial services products sold and the actual closing date.

Contingent upon the timing of regulatory approval, H&R Block also expects to incur one-time charges for transaction and related costs of approximately $0.01 per share in fiscal year 2014 and approximately $0.02 to $0.03 per share in fiscal year 2015, based on current fully diluted shares outstanding and the expected closing schedule. Additionally, the company will sell certain available for sale securities held by H&R Block Bank, and expects to recognize a loss of approximately $0.03 per share in fiscal year 2014 in connection with the planned sale, based on current market conditions. The company also expects the bank transaction will result in approximately $200 to $250 million of immediate excess capital.

H&R Block announced in October 2012 that it was seeking strategic alternatives for H&R Block Bank that would result in H&R Block, Inc. and certain subsidiaries no longer being regulated by the Board of Governors of the Federal Reserve System as savings and loan holding companies. This decision was prompted by new rules that will impose higher capital requirements on savings and loan holding companies such as H&R Block, Inc. The Federal Reserve promulgated the rules in order to implement changes required by the Dodd-Frank Act.

Goldman, Sachs & Co. and First Annapolis Consulting, Inc. are acting as advisors to H&R Block for the transaction, and Stinson Leonard Street LLP and Covington & Burling LLP are acting as H&R Block’s legal counsel.

Additional information regarding the agreements with BofI, the transaction process, related contingencies, terms and conditions and the timing of the transaction is included in a Form 8-K filed today with the Securities and Exchange Commission. There can be no assurances regarding when or if the contemplated transactions will close, the ability to obtain all required regulatory and other approvals, or final terms and conditions of the various agreements.

Conference Call
Discussion of the planned exit of H&R Block Bank, including the agreements and our current thinking regarding parameters of currently anticipated capital flexibility, will occur during a conference call for analysts, institutional investors, and shareholders. The call is scheduled for 9:00 a.m. Eastern time on April 11, 2014. To access the call, please dial the number below approximately 10 minutes prior to the scheduled starting time:

U.S./Canada (888) 895-5260 or International (443) 842-7595
Conference ID: 11933507

The call will also be webcast in a listen-only format for the media and public. The link to the webcast can be accessed directly at http://investors.hrblock.com.

A replay of the call will be available beginning at 12:00 p.m. Eastern time on April 11, 2014, and continuing until May 12, 2014, by dialing (855) 859-2056 (U.S./Canada) or (404) 537-3406 (International). The conference ID is 11933507. The webcast will be available for replay April 11, 2014 at http://investors.hrblock.com.

About H&R Block
H&R Block, Inc. (NYSE: HRB) is the world's largest consumer tax services provider. More than 625 million tax returns have been prepared worldwide by and through H&R Block since 1955. In fiscal 2013, H&R Block had annual revenues of $2.9 billion with 24.8 million tax returns prepared worldwide. Tax return preparation services are provided in over 11,000 company-owned and franchise retail tax offices worldwide by professional tax preparers, and through H&R Block digital products. H&R Block Bank provides affordable banking products and services. For more information, visit the H&R Block Newsroom.

Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of the securities laws. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words or variation of words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “projects,” “forecasts,” “targets,” “would,” “will,” “should,” “could” or “may” or other similar expressions. Forward-looking statements provide management's current expectations or predictions of future conditions, events or results. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements. They may include estimates of revenues, income, earnings per share, capital expenditures, dividends, liquidity, capital structure or other financial items, descriptions of management’s plans or objectives for future operations, products or services, or descriptions of assumptions underlying any of the above. All forward-looking statements speak only as of the date they are made and reflect the company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance or events. Furthermore, the company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions, factors, or expectations, new information, data or methods, future events or other changes, except as required by law. By their nature, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Factors that might cause such differences include, but are not limited to, a variety of economic, competitive and regulatory factors, many of which are beyond the company’s control and which are described in our Annual Report on Form 10-K for the fiscal year ended April 30, 2013 in the section entitled “Risk Factors,” as well as additional factors we may describe from time to time in other filings with the Securities and Exchange Commission. In addition, there can be no assurances regarding the timing and ability to obtain all required regulatory and other approvals, the closing of the contemplated transactions, or the final terms and conditions of the various agreements. You should understand that it is not possible to predict or identify all such factors and, consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

For Further Information
Investor Relations:    Colby Brown, (816) 854-4559, colby.brown@hrblock.com
Media Relations:    Gene King, (816) 854-4672, gene.king@hrblock.com